EXHIBIT 10.8

BIONEXUS GENE LAB CORP.

FORM OF NON‑QUALIFIED STOCK OPTION AGREEMENT

This Non‑Qualified Stock Option Agreement (this “Agreement”) is made as of the Grant Date specified in Exhibit A (Grant Summary) by and between BioNexus Gene Lab Corp., a Wyoming corporation (the “Company”), and the individual identified in Exhibit A (the “Optionee”), pursuant to and in furtherance of a standalone compensatory arrangement approved by the Company’s Board of Directors (the “Board”).

Important contingency. The award evidenced by this Agreement is expressly contingent upon receipt of all required regulatory approvals (the “Regulatory Approvals”), if and to the extent required. Unless and until the Regulatory Approvals are obtained, this Agreement shall be null, void and of no effect.

1. Grant of Option

Subject to the terms of this Agreement and Exhibit A, the Company hereby grants to the Optionee a non‑qualified stock option (the “Option”) to purchase from the Company the number of shares of the Company’s common stock, no par value (the “Shares”), set forth in Exhibit A, at the Exercise Price per Share set forth in Exhibit A.

2. Definitions

For purposes of this Agreement:

“Affiliate” means any entity that directly or indirectly controls, is controlled by, or is under common control with, the Company.

“Cause” means, unless otherwise defined in an employment/appointment agreement with the Optionee, is a court-conviction of fraud, dishonesty, or misappropriation against the Company.

“Change in Control” means (i) any person or group becomes the beneficial owner, directly or indirectly, of >50% of the voting power of the Company; (ii) a merger, consolidation or similar transaction after which the holders of the Company’s voting securities immediately prior thereto hold ≤50% of the combined voting power of the surviving entity; (iii) a sale, transfer or disposition of all or substantially all of the Company’s consolidated assets; or (iv) a majority of the members of the Board are replaced during any 12‑month period by directors whose appointment or election is not endorsed by a majority of the Board.

“Eligible Service” means continuous service as an employee, director, or officer of the Company or an Affiliate.

“Trading Day” means a day on which the principal exchange for the Shares is open for trading.

“VWAP” means the volume‑weighted average price of the Shares as reported by such principal exchange.

3. Vesting; Exercise; Term

(a)

Vesting. The Option shall vest and become exercisable in accordance with the Vesting Schedule in Exhibit A, subject to the Optionee’s continued Eligible Service through each vesting date or the satisfaction of any Performance Condition in Exhibit A. Unless otherwise stated in Exhibit A, partial years shall not result in pro‑rata vesting.

(b)

Performance‑based vesting (if applicable). If Exhibit A designates any portion of the Option as performance‑based, such portion shall vest only upon the Company’s achievement, within the Performance Period stated in Exhibit A, of the Performance Condition(s) set forth in Exhibit B (e.g., 20 consecutive Trading‑Day VWAP at or above the stated threshold). The Board (or a committee thereof) shall make all good‑faith determinations of achievement, which shall be final and binding.

(c)	Term. The Option shall expire on the Expiration Date set forth in Exhibit A (not to exceed ten (10) years from the Grant Date).

(d)

Method of Exercise. To the extent vested and outstanding, the Option may be exercised by delivering a written or electronic Notice of Exercise (form attached as Exhibit C) and full payment of the Exercise by: (i) cash or check; (ii) broker‑assisted cashless exercise; (iii) net share settlement (if approved by the Company); or (iv) any combination thereof, subject to applicable law.

(e)	No fractional Shares. No fractional Shares will be issued; any fractional interest shall be rounded up.

4. Shareholder Rights; Adjustments

(a)

No rights as shareholder. The Optionee shall have no rights as a shareholder with respect to the Shares underlying the Option until the Option is validly exercised and the Shares are issued in the Optionee’s name.

(b)

Adjustments. In the event of any stock split, reverse split, stock dividend, recapitalization, combination, reclassification or other change in the capital structure of the Company, the Board shall make equitable adjustments to the number and kind of Shares subject to the Option and/or the Exercise Price to prevent dilution or enlargement of rights, in accordance with applicable law and exchange rules.

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5. Change in Control

(a)

Acceleration (default). Unless otherwise specified in Exhibit A, upon a Change in Control, any unvested portion of the Option shall fully accelerate and become immediately exercisable effective immediately prior to the consummation of such transaction.

(b)

Alternative treatment. In lieu of acceleration, the Company may provide that the Option be assumed, substituted, or continued by the acquirer on terms no less favorable, with equitable adjustments as necessary.

(c)

If the successor refuses assumption/substitution, the unassumed portion shall accelerate and be exercisable for a reasonable period prior to the closing (as determined by the Board), after which it shall terminate.

6. Securities Law; Listing; Compliance

(a)	The Option and any Shares issued upon exercise are subject to all applicable securities laws. The Company may refuse exercise or issuance if such action would violate law or listing rules.

(b)	Listing. Issuance of Shares is conditioned upon such Shares being approved for listing on the principal exchange.

(c)	Legends; Shares may bear restrictive legends.

7. Clawback; Policies

This Award is subject to the Company’s compensation recovery (clawback) policy adopted pursuant to Exchange Act Rule 10D‑1 and any other applicable policies (including insider trading, anti‑hedging/pledging). The Optionee agrees to comply with such policies, as amended from time to time.

8. No Right to Continued Service

Nothing in this Agreement confers upon the Optionee any right to continued service or interferes with the Company’s or an Affiliate’s right to terminate service at any time.

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9. Miscellaneous

(a)

Governing law; venue. This Agreement shall be governed by the laws of the State of Wyoming. The parties consent to the exclusive jurisdiction of state and federal courts located in Wyoming for disputes arising hereunder.

(b)

Entire agreement; amendments. This Agreement (including Exhibits) constitutes the entire agreement relating to the Option and supersedes all prior understandings with respect thereto. The Board may amend this Agreement prospectively, provided no amendment materially impairs the Optionee’s rights without consent, except as required by law.

(c)	Severability; counterparts. If any provision is held invalid, the remainder shall not be affected. This Agreement may be executed electronically and in counterparts.

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EXHIBIT A — GRANT SUMMARY (Complete at Grant)

•	Optionee: [Name]
•	Role: [CEO / CFO / Independent Director / Key Employee]
•	Grant Date: [●]
•	Number of Shares (Options): [●]
•	Exercise Price: [●]
•	Expiration Date (≤10 yrs): [●]
•	Vesting Schedule (check all that apply):

☐	Time‑based: [●]
☐	Performance‑based: as set forth in Exhibit B
☐	Hybrid: [describe]

•	Performance Tail Vesting Eligible? ☐ Yes ☐ No → If Yes, tail window = 24 months post‑termination (other than for Cause) with release/cooperation required.
•	Change in Control Treatment (if different from Section 7): [Full acceleration / Assumption‑only / Double‑trigger]

EXHIBIT B — PERFORMANCE CONDITIONS (if applicable)

1. Market‑Based Vesting (VWAP Hurdles). The Option (or portion thereof) will vest 100% upon the Company’s VWAP equaling or exceeding $[●] per Share for 20 consecutive Trading Days within the Performance Period. The Board shall certify in writing when the condition is satisfied. If not satisfied within the Performance Period, the performance portion shall expire unvested (unless tail vesting in Section 6 applies).

2. Definitions; Mechanics.

- “VWAP” is calculated by the principal exchange for the Shares. If VWAP is unavailable for any Trading Day, the Board may use any reasonably comparable methodology.

- The Board may equitably adjust hurdles to reflect stock splits or similar events under Section 4(b).

EXHIBIT C — NOTICE OF EXERCISE (Form)

To: BioNexus Gene Lab Corp.

Re: Exercise of Non‑Qualified Stock Option

Optionee hereby irrevocably exercises [●] Options at the Exercise Price of [●] **per Share for an aggregate price of**[●] and elects the following payment method(s): ☐ cash/check ☐ broker‑assisted sale ☐ net share settlement (if permitted).

Shares be registered in the name of: [●] (book‑entry).

Date: [●]

Signature: [●]

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EXHIBIT D — ACKNOWLEDGEMENTS

By accepting this Agreement in writing, the Optionee acknowledges and agrees that the option grant is subject to the terms and conditions of the Agreement, including: (i) the Option is contingent upon Regulatory Approvals and will be null and void if such approvals are not obtained; (ii) the Option is not an employment or service contract; (iii) the Company may amend policies (including clawback and insider trading) from time to time and such policies shall apply to this Award; and (iv) the Optionee has reviewed and understands the tax, legal and financial consequences of the Option and has had the opportunity to consult advisors.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer, and the Optionee has accepted and agreed as of the Grant Date specified in Exhibit A.

BIONEXUS GENE LAB CORP.

By: ____________________________

Name: __________________________

Title: ___________________________

OPTIONEE

Signature: _______________________

Name: __________________________

Date: ___________________________

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